Investor Conference Call January 31, 2013

Forward-Looking Statements This presentation contains forward-looking statements, which can be identified by the use of such words as estimate, project, believe, intend, anticipate, plan, seek, expect and similar expressions. These forward-looking statements include:  Statements of our goals, intentions and expectations;  Statements regarding our business plans and prospects and growth and operating strategies;  Statements concerning trends in our provision for loan losses and charge-offs;  Statements regarding the asset quality of our loan and investment portfolios; and  Estimates of our risks and future costs and benefits. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:  Significantly increased competition among depository and other financial institutions;  Inflation and changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;  General economic conditions, either nationally or in our market areas, including employment prospects and conditions that are worse than expected;  Decreased demand for our products and services and lower revenue and earnings because of a recession or other events;  Adverse changes and volatility in the securities and credit markets;  Legislative or regulatory changes that adversely affect our business, including changes in regulatory costs and capital requirements and changes related to our ability to pay dividends and the ability of Third Federal Savings and Loan Association of Cleveland, MHC to waive dividends;  Our ability to enter new markets successfully and take advantage of growth opportunities, and the positive short-term dilutive effect of potential acquisitions or de novo branches, if any;  Changes in consumer spending, borrowing and savings habits;  Changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board and the Public Company Accounting Oversight Board;  Future adverse developments concerning Fannie Mae or Freddie Mac;  Changes in monetary and fiscal policy of the U.S. Government, including policies of the U.S. Treasury or the Federal Reserve Board and changes in the level of government support of housing finance  Changes in policy and/or assessment rates of taxing authorities that adversely affect us;  The timing and the amount of revenue that we may recognize;  Changes in expense trends (including, but not limited to, trends affecting non-performing assets, charge offs and provisions for loan losses);  The impact of the continuing governmental effort to restructure the U.S. financial and regulatory system;  The extensive reforms enacted in the Dodd-Frank Act which will continue to impact us;  The adoption of implementing regulations by a number of different regulatory bodies under the Dodd-Frank Act, and uncertainty in the exact nature, extent and timing of such regulations and the impact they will have on us;  The continuing impact of coming under the jurisdiction of new federal regulators;  Changes in our organization, or compensation and benefit plans;  Inability of third-party providers to perform their obligations to us;  Adverse changes and volatility in real estate markets;  A slowing or failure of the moderate economic recovery;  The strength or weakness of the real estate markets and of the consumer and commercial credit sectors and their impact on the credit quality of our loans and other assets; and.  The ability of the U.S. Federal Government to manage federal debt limits. Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward- looking statements. 2

Overview of TFS Financial Corporation  Organized in 1997 as the mid-tier stock holding company for Third Federal Savings & Loan Association of Cleveland (“Thrift”), which was founded in 1938 by Ben and Gerome Stefanski  Completed first step IPO conversion in April 2007. TFSL (NASDAQ)  As of December 31, 2012, there were 309.0 million shares outstanding, of which 73.5% were held by the Mutual Holding Company FINANCIAL SUMMARY: Dec 31, 2012 Sept 30, 2012 Assets $ 11.4 B $ 11.5 B Deposits $ 8.8 B $ 9.0 B Shareholders’ Equity $ 1.8 B $ 1.8 B Market Capitalization $ 3.0 B $ 2.8 B 3

Strategic Overview  Our business model is to originate and service first mortgage loans. We also originate home equity lines to existing line customers and service all existing home equity lines and loans. We fund our loans primarily with core retail deposits, supplemented by FHLB advances  Historically a fixed rate lender, but Smart Rate adjustable rate mortgage product has been major part of originations since introduced to market in July 2010  Half of current mortgage loan production continues to be ARM  First mortgage loans and retail deposits have been generated mainly in OH/FL footprint  New state expansion began in May 2011, offering our Smart Rate adjustable rate mortgage to refinance customers through our Customer Service and Internet Channels and using underwriting standards and processing requirements of our traditional markets  Only non-commissioned Third Federal associates have been and continue to be used to gather applications, underwrite and process the requests to generate mortgage loans and home equity loans and lines  First mortgage originations continue to be made using stringent, conservative lending standards. For first mortgages originated during the current fiscal year, the average FICO score was 781, and the average LTV was 64%.  Being a low-cost provider is a critical strategic advantage  Historically, stock repurchases and dividends have supplemented shareholder returns, but are currently suspended by regulatory action 4

Ohio  22 full service branches in Northeast Ohio  4 loan production offices in the Columbus area (Central Ohio)  4 loan production offices in the Cincinnati area (Southwestern Ohio) Markets of Operation Florida  Organic, de novo expansion into Florida started in 2000  9 full service branches along the West Coast from New Port Richey to Naples  8 full service branches along the East Coast from Palm Gardens to Hallandale Source: SNL Financial for market data as of June 30, 2012 Deposits from Company data as of December 31, 2012 Deposits Market Market MSA Branches ($M) Share (%) Rank Tampa-St.Petersburg-Clearwater, FL 5 1,180 1.96 8 Miami-Fort Lauderdale, FL 8 1,059 0.62 26 Cape Coral-Fort Myers, FL 2 287 2.33 12 Sarasota-Bradenton-Venice, FL 1 302 1.78 12 Naples-Marco Island, FL 1 121 1.24 18 Florida Totals 17 2,949 0.69 21 Deposits Market Market MSA Branches ($M) Share (%) Rank Cleveland-Elyria-Mentor, OH 19 5,323 11.20 3 Akron, OH 3 532 4.54 8 Ohio Totals 22 5,855 2.53 9 5

# Financial Highlights

| *(Dollars in Thousands)* | At, or for the year ended, | | | At, or for the three months ended, | | |
|---|---|---|---|---|---|---|
| | 9/30/12 | 9/30/11 | 9/30/10 | 12/31/12 | 9/30/12 | 12/31/11 |
| **Balance Sheet** | | | | | | |
| Assets ($) | 11,518,125 | 10,892,948 | 11,076,027 | 11,379,628 | 11,518,125 | 11,058,126 |
| Net Loans ($) | 10,349,518 | 9,750,943 | 9,181,749 | 10,165,536 | 10,349,518 | 10,012,862 |
| Deposits ($) | 8,981,419 | 8,715,910 | 8,851,941 | 8,804,495 | 8,981,419 | 8,658,513 |
| Common Equity ($) | 1,806,850 | 1,773,924 | 1,752,897 | 1,820,044 | 1,806,850 | 1,795,960 |
| **Balance Sheet Ratios** | | | | | | |
| Loans/ Deposits (%) | 115.2 | 111.9 | 103.7 | 114.2 | 115.2 | 115.6 |
| TCE / TA (%) | 15.6 | 16.2 | 15.8 | 15.9 | 15.6 | 16.2 |
| **Thrift Only Ratios:** | | | | | | |
| Core Capital Ratio (%) | 13.3 | 13.9 | 12.1 | 13.6 | 13.3 | 13.8 |
| Tier 1 Risk Based Ratio (%) | 20.9 | 21.0 | 18.0 | 21.5 | 20.9 | 21.0 |
| Total Risk Based Capital Ratio (%) | 22.2 | 22.3 | 19.2 | 22.8 | 22.2 | 22.2 |
| **Profitability** | | | | | | |
| Net Interest income ($) | 262,207 | 247,648 | 227,506 | 68,416 | 66,303 | 64,255 |
| Provision for loan losses ($) | (102,000) | (98,500) | (106,000) | (18,000) | (29,000) | (15,000) |
| Net Interest income after prov for loan losses ($) | 160,207 | 149,148 | 121,506 | 50,416 | 37,303 | 49,255 |
| Non-interest income ($) | 24,463 | 30,982 | 58,638 | 8,247 | 6,032 | 5,709 |
| Non-interest expense ($) | (171,058) | (168,055) | (161,933) | (42,534) | (44,517) | (42,479) |
| Income (loss) before income taxes ($) | 13,612 | 12,075 | 18,211 | 16,129 | (1,182) | 12,485 |
| Income tax benefit (expense) ($) | (2,133) | (2,735) | (6,873) | (4,976) | 2,288 | (4,026) |
| Net income ($) | 11,479 | 9,340 | 11,338 | 11,153 | 1,106 | 8,459 |
| Net interest margin (%) | 2.39 | 2.32 | 2.16 | 2.47 | 2.37 | 2.40 |
| Non-interest expense to average assets (%) | 1.52 | 1.54 | 1.50 | 1.50 | 1.55 | 1.55 |
| **Asset Quality** [(1)] | | | | | | |
| NPAs/ Assets (%) | 1.8 | 2.3 | 2.7 | 1.7 | 1.8 | 1.7 |
| NCOs/ Avg Loans (%) | 1.5 | 0.8 | 0.7 | 0.5 | 1.4 | 3.0 |
| Reserves/ Loans (%) | 1.0 | 1.6 | 1.4 | 1.0 | 1.0 | 1.0 |
| Texas Ratio (NPAs & TDRs / TCE & LLR) (%) | 17.7 | 19.6 | 20.9 | 17.0 | 17.7 | 16.5 |

[(1)] Regulatory guidance implemented at 9/30/12, regarding performing loans in bankruptcy, caused an increase in NPA, NCO and TDR amounts which negatively impacted a number of these ratios.

ThirdFederal SAVINGS & LOAN

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Capital Position as of December 31, 2012 0.00% 5.00% 10.00% 15.00% 20.00% 25.00% Tangible Common Equity Ratio (TFSL) Core Capital Ratio (Thrift) Tier 1 Risk-based Ratio (Thrift) Total Risk-Based Capital Ratio (Thrift) Well Capitalized 6.00% 10.00% 5.00% TFSL/Thrift 13.59% 15.92% 22.79% 21.54% 7

Deposit Overview  Deposits have stayed consistent while average interest cost has decreased 0% 1% 2% 3% 4% $0 $1 $2 $3 $4 $5 $6 $7 $8 $9 FYE 9/30/09 FYE 9/30/10 FYE 9/30/11 FYE 9/30/12 12/31/12 (a v e rage cos t) (in b ill io n s ) Profile of Retail Deposits CDs Savings NOW Avg Cost 8

Adjustable Rate Loan Production  Smart Rate adjustable product began July, 2010  In the quarter ended 12/31/12, total loan production of $448 million was 53% ARM and 47% fixed  Average credit score of quarter ended 12/31/12, ARM production was 782, with average LTV of 61% 0% 20% 40% 60% 80% 100% 120% Fiscal Year 2009 Fiscal Year 2010 Fiscal Year 2011 Fiscal Year 2012 12/31/2012 Fixed vs. Variable First Mortgage Loan Production Adjustable Fixed 9

Adjustable Rate Growth  As of 12/31/12, 48% of all real estate loans, including equity loan products, are adjustable rate  In May 2011, we began expansion of our Smart Rate adjustable rate mortgage into new markets. We are now offering the product in 11 states.  PA, NJ, IL, NC, VA, CT, TN, CO, OR, WA and CA  New state expansion represents $399 million in closed loans as of 12/31/12  Total ARMs of $3.0 billion represents 37% of all first mortgages at 12/31/12, compared to 14% of all first mortgages as of 9/30/10 0% 5% 10% 15% 20% 25% 30% 35% 40% Fiscal Year 2010 Fiscal Year 2011 Fiscal Year 2012 12/31/12 Adjustable Mortgages as a Percentage of Total First Mortgage Portfolio 10

# Loan Delinquencies and Charge-offs

| *Dollars in millions* | Loan Balances | Delinquencies at: | | | Net Charge Offs | | | |
|---|---|---|---|---|---|---|---|---|
| | | | | | Quarter-end | | FYE | |
| | 12/31/12 | 12/31/12 | 9/30/12 | 9/30/11 | 12/31/12 | 9/30/12 | 9/30/12 | 9/30/11 |
| **Residential non-Home Today** | | | | | | | | |
| Ohio | $6,071 | 0.9% | 1.0% | 1.4% | $3 | $8 | $26 | $9 |
| Florida | 1,392 | 2.4% | 2.6% | 5.1% | 1 | 3 | 29 | 9 |
| Other | 511 | 0.1% | 0.1% | 0.7% | - | - | - | - |
| **Total** | **$7,974** | **1.1%** | **1.3%** | **2.1%** | **$4** | **$11** | **$55** | **$18** |
| **Residential Home Today** | | | | | | | | |
| Ohio | $193 | 21.1% | 20.9% | 30.0% | $3 | $8 | $41 | $7 |
| Florida | 9 | 16.9% | 17.0% | 32.1% | - | - | 2 | - |
| **Total** | **$202** | **20.8%** | **20.7%** | **30.1%** | **$3** | **$8** | **$43** | **$7** |
| **Home Equity Loans and Lines of Credit** | | | | | | | | |
| Ohio | $804 | 1.3% | 1.3% | 1.6% | $1 | $11 | $19 | $10 |
| Florida | 608 | 1.6% | 1.6% | 3.3% | 3 | 4 | 26 | 29 |
| California | 250 | 0.8% | 1.4% | 1.4% | 1 | 1 | 4 | 5 |
| Other | 416 | 1.2% | 1.1% | 2.1% | 1 | 1 | 11 | 5 |
| **Total** | **$2,078** | **1.3%** | **1.3%** | **2.2%** | **$6** | **$17** | **$60** | **$49** |
| Other | $66 | 0.5% | 0.5% | 4.3% | $0 | $0 | $1 | $1 |
| **Overall Total** | **$10,320** | **1.6%** | **1.6%** | **2.9%** | **$13** | **$36** | **$159** | **$75** |

- Charge offs for quarter ended 9/30/12 include $15.8 million in charge offs of mostly performing loans as a result of implementing new regulatory guidance on Chapter 7 bankruptcies.
- Charge offs for year ended 9/30/12 include the $15.8 million and the elimination of the $55.5 million SVA.
- Decline in delinquencies from 9/30/11 levels was aided by charge off of SVA in quarter ended 12/31/11.
- 12/31/12 loan balances include $324 million of loans held for sale.

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ThirdFederal SAVINGS & LOAN

12 Loan Portfolio Trends  Charge off of SVA, which was $55.5 million at 9/30/11, positively impacted NPAs and delinquencies in fiscal year ended 9/30/12.  Implementing OCC bankruptcy guidance negatively impacted NPAs by $34 million and TDRs by $20 million in fiscal year ended 9/30/12. $0 $50,000 $100,000 $150,000 $200,000 $250,000 $300,000 $350,000 $400,000 (i n th o u s a n d s ) Delinquencies $0 $20,000 $40,000 $60,000 $80,000 $100,000 $120,000 $140,000 $160,000 (i n th o u s a n d s ) Troubled Debt Restructuring $0 $50,000 $100,000 $150,000 $200,000 $250,000 $300,000 $350,000 (i n th o u s a n d s ) Non-Performing Assets

Regulatory Status  Memorandum of Understanding (MOU) for the thrift was terminated by the Office of the Comptroller of the Currency (OCC) in December, 2012.  MOU under control of Federal Reserve for the holding company remains in effect and covers the further refinement and enhancement of our Enterprise Risk Management process. These actions will be subject to future regulatory validation.  Dividends and stock buyback program continue to be subject to 45-day non-objection of the Federal Reserve.  No direction on proposed Fed rules for MHC dividend waivers. 13

Investor Conference Call January 31, 2013 Investor Questions 14